Exhibit 99.1

Jefferies Completes Spin-Off of Vitesse

Launches new independent, publicly traded company focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading U.S. operators

NEW YORK & CENTENNIAL, Colo. – Jefferies Financial Group Inc. (“Jefferies”) (NYSE: JEF) and Vitesse Energy, Inc. (“Vitesse”) (NYSE: VTS) announced today the completion of the distribution (the “Distribution”) by Jefferies of all the outstanding shares of common stock of Vitesse (“Vitesse Common Stock”) held by Jefferies. As a result of the Distribution, Vitesse became an independent, publicly traded company. Prior to the Distribution, Vitesse acquired all of the issued and outstanding equity interests of Vitesse Energy, LLC and Vitesse Oil, LLC.

Common shares of Jefferies (“Jefferies Common Shares”) and Vitesse Common Stock will each begin trading “regular way” today, January 17, 2023, on the New York Stock Exchange under the symbols “JEF” and “VTS,” respectively.

Rich Handler, CEO of Jefferies, and Brian Friedman, President of Jefferies, remarked: “We congratulate Bob Gerrity, Brian Cree and their team for all the smart and hard work they have done to build Vitesse into the solid business it is and to help manage the process of becoming an independent, publicly traded company. As we have noted before, we each look forward to being stockholders of Vitesse and to seeing its success in the coming years.”

Bob Gerrity, CEO of Vitesse, stated: “We at Vitesse could not be more excited to have gone public. We are extremely grateful to Jefferies for having provided the insight and resources that allowed us to grow from the start-up we were in 2014 to where we are today. And we are especially grateful for their confidence in us as we move into the future as an independent, publicly traded company.”

In connection with the Distribution, on January 13, 2023, Jefferies shareholders received one share of Vitesse Common Stock for every 8.49668 Jefferies Common Shares held at the close of business on December 27, 2022. Fractional shares will be aggregated and sold into the public market and the proceeds distributed pro rata to Jefferies shareholders who otherwise would have received such fractional shares. The shares will be credited to “street name” shareholders through the Depository Trust Corporation. Approximately 26.6 million shares of Vitesse Common Stock were distributed to Jefferies shareholders, which equals approximately 94.37% of the total issued and outstanding shares of Vitesse Common Stock.

About Jefferies

Jefferies is a leading global, full-service investment banking and capital markets firm that provides advisory, sales and trading, research and wealth and asset management services. With more than 40 offices around the world, we offer insights and expertise to investors, companies and governments.

About Vitesse

Vitesse is an independent energy company engaged in the acquisition, development, and production of non-operated oil and natural gas properties in the United States that are generally operated by leading oil companies and are primarily in the Bakken and Three Forks formations in the Williston Basin of North Dakota and Montana. Vitesse also has properties in the Central Rockies, including the Denver-Julesburg Basin and the Powder River Basin. Since Vitesse’s inception in 2014, Vitesse has built a strong and diversified asset base through a combination of property acquisitions, development activities and the implementation of proprietary platforms and processes utilizing its extensive data resources.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about the future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” “would,” or similar expressions. Forward-looking statements may include, without limitation, statements relating to the spin-off of Vitesse, such as the anticipated timing and implementation of the distribution of Vitesse Common Stock to Jefferies shareholders. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Factors that could cause actual results to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation, risks that either the distribution of proceeds from the sale of fractional shares or regular-way trading in Vitesse Common Stock or Jefferies Common Shares will not proceed as expected. The forward-looking statements in this press release also should be considered in light of the risks and uncertainties described in the reports Jefferies and Vitesse file with the U.S. Securities and Exchange Commission (the “SEC”) and in the information statement (the “Information Statement”) containing details regarding the Distribution, Vitesse’s business and management following the spin-off and other information regarding the spin-off that was made available to Jefferies shareholders prior to the distribution date. You should read and interpret any forward-looking statement together with the reports Jefferies and Vitesse file with the SEC and the Information Statement. Jefferies and Vitesse are providing the information in this press release as of this date and assume no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Jefferies Financial Group Inc.:

Jonathan Freedman (212) 778-8913

MediaContact@Jefferies.com

Vitesse Energy, Inc.:

Ben Messier (720) 532-8232

benmessier@vitesse-vts.com

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